                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SILVERSTREAM SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          SILVERSTREAM SOFTWARE, INC.

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2000

     The Annual Meeting of Stockholders of SilverStream Software, Inc. will be held on Tuesday, May 2, 2000, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, to consider and act upon the following matters:

     1.  To elect two directors of SilverStream.

     2. To approve (a) the continuance of SilverStream's Amended and Restated 1997 Stock Incentive Plan; (b) an amendment to the 1997 Stock Incentive Plan increasing from 3,500,000 to 6,000,000 the number of shares of common stock reserved for issuance under the 1997 Stock Incentive Plan; and (c) other amendments as more fully described in the accompanying proxy statement.

     3. To ratify the selection by SilverStream of Ernst & Young LLP as the independent auditors of SilverStream for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting or at any adjournments thereof.

     Stockholders of record at the close of business on March 27, 2000 are entitled to notice of, and to vote at, the annual meeting and at any adjournments thereof. SilverStream's stock record books will remain open for the purchase and sale of SilverStream's common stock. The list of SilverStream's stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at SilverStream's principal executive offices, One Burlington Woods, Suite 200, Burlington, Massachusetts 01803.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          DAVID A. LITWACK

                                          President and Chief Executive Officer

Burlington, Massachusetts
April 3, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                          SILVERSTREAM SOFTWARE, INC.
                        ONE BURLINGTON WOODS, SUITE 200
                        BURLINGTON, MASSACHUSETTS 01803

          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2000

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF SILVERSTREAM SOFTWARE, INC. FOR USE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2000 AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.

     All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of SilverStream. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

     SILVERSTREAM'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1999 IS BEING MAILED TO STOCKHOLDERS WITH THE MAILING OF THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 3, 2000.

     A COPY OF SILVERSTREAM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO: SECRETARY, SILVERSTREAM SOFTWARE, INC., ONE BURLINGTON WOODS, SUITE 200, BURLINGTON, MASSACHUSETTS 01803. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     On March 27, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 19,619,214 shares of common stock of the company, $.001 par value per share. Each share is entitled to one vote.

     Under SilverStream's by-laws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval of the continuance of and the amendments to SilverStream's 1997 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP as SilverStream's independent auditors for the fiscal year ending December 31, 2000.

     Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 16, 2000, with respect to the beneficial ownership of SilverStream's common stock by: (i) each person known by SilverStream to own beneficially more than 5% of the outstanding shares of common stock; (ii) each director and nominee for director;
(iii) each executive officer named below in the Summary Compensation Table under the heading "Executive Compensation;" and (iv) all directors and executive officers of SilverStream as a group.

     The number of shares of SilverStream's common stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after March 16, 2000 through the exercise of any stock option or other right. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the address of each person owning more than 5% of the outstanding shares of common stock is c/o SilverStream Software, Inc., One Burlington Woods, Suite 200, Burlington, Massachusetts 01803.

                                                                   SHARES           APPROXIMATE PERCENT
                                                               OF COMMON STOCK        OF COMMON STOCK
NAME AND ADDRESS                                            BENEFICIALLY OWNED(1)        OWNED(%)
----------------                                            ---------------------   -------------------
Matrix IV Management Co., L.P.(2).........................        1,493,341                 7.6%
  1000 Winter Street, Suite 4500
  Waltham, MA 02451
David R. Skok(3)..........................................        2,090,270                10.7
David A. Litwack(4).......................................        2,079,849                10.6
Peter E. Brumme...........................................          519,056                 2.6
John W. Pearce............................................          321,283                 1.6
Kim A. Sheffield..........................................          322,319                 1.6
Arnold Epstein............................................          408,877                 2.1
Timothy Barrows(2)........................................        1,493,341                 7.6
  c/o Matrix IV Management Co., L.P.
  1000 Winter Street, Suite 4500
  Waltham, MA 02451
Richard A. D'Amore(5).....................................          886,053                 4.5
  c/o North Bridge Venture Partners, L.P.
  950 Winter Street, Suite 4600
  Waltham, MA 02451
Paul J. Severino..........................................           33,591                   *
Craig A. Dynes(6).........................................           74,483                   *
Diane Gordon(7)...........................................           12,468                   *
All directors and executive officers as a group (11               8,241,590                42.0
  persons)(8).............................................

---------------
* Represents beneficial ownership of less than one percent of the common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to shares. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Consists of 1,418,674 shares held by Matrix Partners IV, L.P. and 74,667 shares held by Matrix IV Entrepreneurs Fund, L.P. Matrix IV Management Co., L.P. is the general partner of each of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. Mr. Barrows, a director of SilverStream, is a general partner of Matrix IV Management Co., L.P. Mr. Barrows disclaims beneficial ownership of the shares held by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. except to the extent of his pecuniary interests therein arising from his general partnership interest in Matrix IV Management Co., L.P.

(3) Includes 900,000 shares held by the Farrar Trust and 90,000 shares held by the Concord Trust.

(4) Includes 1,010,214 shares held by the Litwack Irrevocable Trust.

(5) Consists of 886,053 shares held by North Bridge Venture Partners, L.P. Mr. D'Amore, a director of SilverStream, is a general partner of North Bridge Venture Management L.P., which is the general partner of North Bridge Venture Partners, L.P. Mr. D'Amore disclaims beneficial ownership of the shares held by North Bridge Venture Partners, L.P. except to the extent of his pecuniary interests therein arising from his general partnership interests in North Bridge Venture Management L.P.

(6) Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 16, 2000.

(7) Consists of 12,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 16, 2000.

(8) Includes an aggregate of 14,000 shares of common stock of the company issuable upon exercise of stock options held by all officers and directors as a group which are exercisable within 60 days of March 16, 2000.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     SilverStream's Board of Directors currently consists of five persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I (whose terms expire at this annual meeting), two directors in Class II (whose terms expire at the annual meeting of stockholders in 2001) and one director in Class III (whose term expires at the annual meeting of stockholders in 2002). Two Class I directors are to be elected at this annual meeting. Each of these Class I directors will hold office until the annual meeting of stockholders in 2003 or until his successor has been duly elected and qualified.

     In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     Set forth below are the name and age of each member of the Board of Directors (including the nominees for election as Class I directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of SilverStream. Also set forth below are the names of the other current executive officers of SilverStream, their ages and their principal occupations and business experiences during the past five years. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 16, 2000, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

            NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS I DIRECTORS)

     David R. Skok, age 44, founded SilverStream and has served as its Chairman of the Board of Directors since inception and its President and Chief Executive Officer from May 1996 to November 1996. He also served as Treasurer from May 1996 to June 1999. Before founding SilverStream, Mr. Skok founded Watermark Software, a document management and imaging company, and served as its President and Chief Executive Officer from January 1993 until June 1996. Mr. Skok also currently serves as a director of Xionics.

     Timothy Barrows, age 43, has served as a director of SilverStream since July 1996. Mr. Barrows has been a general partner of Matrix Partners since August 1984. Mr. Barrows is also a director of Sycamore Networks, Inc. and OnDisplay, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS II DIRECTORS)

     David A. Litwack, age 53, has served as SilverStream's President and Chief Executive Officer since May 1997 and as a member of its Board of Directors since November 1996. Before joining SilverStream, Mr. Litwack served as Executive Vice President of Sybase Inc., an enterprise software company, from February 1995 to May 1997 and as President of Powersoft Corporation, a client server development tools company, from June 1991 to its acquisition by Sybase in February 1995. In addition, Mr. Litwack is a director of Object Design, Inc., a data management company.

     Richard A. D'Amore, age 46, has served as a director of SilverStream since July 1996. Mr. D'Amore has been a general partner of North Bridge Venture Partners since 1994. He is also a director of Solectron Corporation, Veeco Instruments Inc., Xionics and SmarterKids.com.

            DIRECTOR WHOSE TERM EXPIRES IN 2002 (CLASS III DIRECTOR)

     Paul J. Severino, age 53, has served as a director of SilverStream since May 1999. Mr. Severino has served as the Chairman of NetCentric Corporation, a provider of Internet protocol telephony applications, since August 1997, and Chief Executive Officer from February 1998 to April 1999. Prior to that, he served as NetCentric's Acting Chief Executive Officer from August 1997 to February 1998. He is a founder of Wellfleet Communications, Inc., a supplier of internetworking communication products, where he served as President and Chief Executive Officer from October 1986 to October 1994. From October 1994 to October 1996, he served as Chairman of BayNetworks after its formation from the merger of Wellfleet and Synoptics. Mr. Severino is also a director of Media 100, Inc., Interspeed, Inc. and MCK Communications.

                    OTHER EXECUTIVE OFFICERS OF SILVERSTREAM

     Peter E. Brumme, age 50, has served as SilverStream's Vice President, Marketing and Business Development since October 1999 and was Executive Vice President, Sales and Marketing from January 1998 to September 1999. From January 1997 to December 1998, Mr. Brumme served as Chief Operating Officer.

Prior to joining SilverStream, Mr. Brumme served as Chief Operating Officer of Watermark from July 1995 to December 1996 and as Senior Vice President, Sales and Marketing from April 1993 to June 1995.

     Craig A. Dynes, age 45, has served as SilverStream's Vice President and Chief Financial Officer since July 1997 and as Treasurer and Secretary since June 1999. Prior to joining SilverStream, Mr. Dynes served as Vice President of Finance, Products Group, of Sybase from October 1996 to June 1997. Mr. Dynes served as Vice President of Finance and Operations and Chief Financial Officer of Powersoft from August 1995 to October 1996, and as Chief Financial Officer of Watcom, a compiler software company, from 1992 until its acquisition by Powersoft in July 1995.

     Arnold S. Epstein, age 50, has served as SilverStream's Vice President and Chief Technology Officer since July 1996. Prior to joining SilverStream, Mr. Epstein served as Chief Technical Officer of Watermark from March 1993 to June 1996.

     Diane Gordon, age 41, has served as SilverStream's Vice President, Customer Services since January 1999. Prior to joining SilverStream, Ms. Gordon served as Vice President of Operations of Gartner Learning, an independent research company, from March 1997 to September 1998. From March 1991 to February 1997, Ms. Gordon served as Director of Professional Services of Progress Software, a software company.

     John W. Pearce, age 46, has served as SilverStream's Vice President, Worldwide Sales since January 2000. He also served as Vice President, International Operations from January 1997 to January 2000 and Chief Financial Officer from July 1996 to July 1997. Prior to joining SilverStream, Mr. Pearce served as Vice President, International Sales and Chief Financial Officer of Watermark from January 1993 to June 1996.

     Kim A. Sheffield, age 44, has served as SilverStream's Vice President, Research and Development since July 1996. Prior to joining SilverStream, Mr. Sheffield served as Vice President of Research & Development, Powersoft Division of Sybase from February 1995 to June 1996. From 1988 to February 1995, Mr. Sheffield served in various capacities with Powersoft including as Vice President of Engineering from July 1994 to February 1995.

BOARD AND COMMITTEE MEETINGS

     SilverStream's Board of Directors held 12 meetings during the fiscal year ended December 31, 1999. Each director attended at least 75% of the total number of such meetings.

     The Board of Directors has an Audit Committee and a Compensation Committee. From time to time, during 1999, the Board created various ad hoc committees for special purposes.

     The Audit Committee consists of three outside directors, Messrs. Barrows, D'Amore and Severino. The Audit Committee reviews the professional services provided by SilverStream's independent auditors, the independence of such auditors from SilverStream's management and SilverStream's annual financial statements and system of internal accounting controls. The Audit Committee also reviews such other matters with respect to SilverStream's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee held three meetings in the last fiscal year and each member of the Audit Committee attended at least 75% of the total of such meetings.

     The Compensation Committee consists of three outside directors, Messrs. Barrows, D'Amore and Severino. The Compensation Committee reviews executive salaries, administers SilverStream's bonus, incentive compensation and stock plans, and approves the salaries and other benefits of the executive officers of SilverStream. In addition, the Compensation Committee consults with SilverStream's management regarding SilverStream's benefit plans and compensation policies and practices. The Compensation Commit-tee held two meetings during the last fiscal year and each member of the Compensation Committee attended at least 75% of the total of such meetings.

COMPENSATION FOR DIRECTORS

     SilverStream reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. SilverStream may, in its discretion, grant stock options and other equity awards to its non-employee directors from time to time pursuant to the 1997 Stock Incentive Plan. On April 30, 1999, SilverStream granted to Paul J. Severino an option to purchase 25,000 shares of common stock at a per share exercise price of $8.00 under the 1997 Stock Incentive Plan in connection with his joining the Board of Directors. Mr. Severino's option was fully vested upon grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth, for the year ended December 31, 1999, certain information with respect to the annual and long-term compensation of each of SilverStream's Chairman of the Board of Directors, SilverStream's President and Chief Executive Officer and SilverStream's four other most highly compensated executive officers whose total annual salary and bonus for the year ended December 31, 1999 exceeded $100,000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                            ANNUAL COMPENSATION       COMPENSATION
                                                 FISCAL    ---------------------    AWARDS OF OPTIONS
NAME AND PRINCIPAL POSITION                       YEAR     SALARY($)    BONUS($)      (# OF SHARES)
---------------------------                      ------    ---------    --------    -----------------
David R. Skok..................................   1999     $120,000     $    --              --
  Chairman of the Board of Directors              1998      120,000          --              --
David A. Litwack...............................   1999      120,000          --              --
  President and Chief Executive Officer           1998      120,000          --              --
John W. Pearce.................................   1999      100,000      78,234              --
  Vice President, Worldwide Sales                 1998      125,000      20,000              --
Craig A. Dynes.................................   1999      124,583      55,000          10,000
  Vice President, Chief Financial Officer,        1998      119,583      20,000              --
  Treasurer and Secretary
Peter E. Brumme................................   1999      150,000      25,000              --
  Vice President, Marketing and Business          1998      125,000      20,000              --
  Development
Diane Gordon...................................   1999      119,616      50,000          55,000
  Vice President, Customer Service                1998           --          --              --
  (joined SilverStream in January 1999)

     The Board of Directors awarded the cash bonuses to the members of senior management as identified above in recognition of individual performance and the achievement of SilverStream's goals in 1999.

     Option Grant Table. The following table sets forth each grant of stock options during the fiscal year ended December 31, 1999 by SilverStream to each of the named executive officers. No appreciation rights were granted during such fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                PERCENT OF                                     ANNUAL RATES OF
                                  NUMBER OF       TOTAL                                          STOCK PRICE
                                 SECURITIES      OPTIONS                                      APPRECIATION FOR
                                 UNDERLYING     GRANTED TO       EXERCISE                      OPTION TERM(3)
                                   OPTIONS      EMPLOYEES        PRICE(2)      EXPIRATION   ---------------------
NAME                             GRANTED (#)    IN 1999(1)        ($/SH)          DATE        5%($)      10%($)
----                             -----------   ------------   --------------   ----------   ---------   ---------
David R. Skok..................        --           --%           $   --             --     $     --    $     --
David A. Litwack...............        --           --                --             --           --          --
John W. Pearce.................        --           --                --             --           --          --
Craig A. Dynes.................    10,000          0.9              8.00        4/30/09       50,312     127,499
Peter E. Brumme................        --           --                --             --           --          --
Diane Gordon...................    40,000          3.8              4.00        1/04/09      100,623     254,999
                                    5,000          0.5              8.00        4/30/09       25,156      63,750
                                   10,000          0.9             14.00        8/04/09       88,045     223,124

---------------
(1) Based on options to purchase an aggregate of 1,070,300 shares granted to employees under the 1997 Stock Incentive Plan during the 12 months ended December 31, 1999.

(2) The exercise price was equal to the fair market value of SilverStream's common stock as valued by the Board of Directors on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent SilverStream's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

     Year-End Option Table. The following table sets forth for each of the named executive officers options exercised and the number and value of securities underlying unexercised options that are held by the named executive officers as of December 31, 1999. None of the named executive officers exercised any stock options during the year ended December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-
                             SHARES                              OPTIONS AT                THE-MONEY OPTIONS AT
                          ACQUIRED ON       VALUE            DECEMBER 31, 1999             DECEMBER 31, 1999(1)
NAME                      EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
----                      ------------   ------------   ----------------------------   ----------------------------
David R. Skok...........    --             --                  0/0                             $0/0
David A. Litwack........    --             --                  0/0                             0/0
John W. Pearce..........    --             --                  0/0                             0/0
Craig A. Dynes..........    --             --                0/10,000                      0/1,110,000
Peter E. Brumme.........    --             --                  0/0                             0/0
Diane Gordon............    --             --                0/55,000                      0/6,205,000

---------------
(1) On December 31, 1999, the last sale price reported on the Nasdaq National Market for SilverStream's common stock was $119.00 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires SilverStream's directors, executive officers and holders of more than 10% of SilverStream's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock of SilverStream. In April 2000, to correct his initial report of ownership of SilverStream's common stock originally filed on Form 3, Mr. Severino filed an amended Form 3 to reflect that he had exercised his option to purchase SilverStream common stock. Except as described in the preceding sentence, SilverStream believes that during the year ended December 31, 1999 all officers, directors and holders of more than 10% of SilverStream's common stock complied with all Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

     SilverStream's executive compensation program is administered by the Compensation Committee. The Compensation Committee, which is comprised of three outside directors, establishes and administers SilverStream's executive compensation policies and plans and administers SilverStream's stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining certain officers' compensation, including outside survey data.

  Compensation Philosophy

     SilverStream's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of SilverStream's stockholders. The compensation policies are designed to achieve the following objectives:

     - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

     - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of SilverStream and the creation of stockholder value.

     - Further SilverStream's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

  Compensation Program

     SilverStream's executive compensation program has three major integrated components, base salary, annual incentive awards and long term incentives.

     Base Salary. Base salary levels for executive officers are determined annually by reviewing the pay practices of software companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of SilverStream. Overall, SilverStream believes that base salaries for its executive officers are competitive with median base salary levels for similar positions in comparable software companies.

     Annual Incentive Awards. SilverStream's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific company performance measures and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of SilverStream and the management team. For 1999, the formula for these bonuses was based on sales growth, the successful execution of strategies related to mergers and acquisitions and other individual objectives, thus establishing a direct link between executive pay and SilverStream's growth. SilverStream achieved the objectives set by the Compensation Committee in 1999.

     Long-Term Incentives. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. SilverStream provides long-term incentives through its 1996 Founders Stock Incentive Plan and 1997 Stock Incentive Plan, the purposes of which are to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally over four or five years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to SilverStream's performance, the anticipated contribution to meeting SilverStream's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of SilverStream's common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

  Chairman of the Board of Directors

     Mr. Skok's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Skok's current annual base salary is $120,000 subject to annual review and increase by the Board of Directors of SilverStream. As of December 31, 1999 Mr. Skok beneficially owned 2,322,055 shares of SilverStream common stock.

  President and Chief Executive Officer

     Mr. Litwack's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Litwack's current annual base salary is $120,000 subject to annual review and increase by the Board of Directors of SilverStream. As of December 31, 1999 Mr. Litwack beneficially owned 2,312,055 shares of SilverStream common stock.

  Section 162(m) Limitation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a deduction to public companies for compensation over $1,000,000 paid to the company's chief executive officer and four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Having considered the requirements of Section 162(m) of the Code, the Compensation Committee believes that grants made pursuant to SilverStream's 1996 Founders Stock Incentive Plan and 1997 Stock Incentive Plan meet such requirements and are, therefore, exempt from the limitations on deductibility. Historically, the compensation of each executive officer has been well below the $1,000,000 limit. The Compensation Committee's present intention is to structure its stock option grants and certain other equity-based awards in a manner that complies with
Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interest of SilverStream or its stockholders.

                                          COMPENSATION COMMITTEE

                                          Richard A. D'Amore
                                          Timothy Barrows
                                          Paul J. Severino

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. D'Amore, Barrows and Severino served as members of the Compensation Committee during the year ended December 31, 1999. Messrs. D'Amore, Barrows and Severino were not at any time during 1999, or formerly, officers or employees of SilverStream or any of its subsidiaries.

     No executive officer of SilverStream has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of SilverStream.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between March 1, 1999 and May 27, 1999, SilverStream issued and sold shares of Series D preferred stock to the following persons and entities who are executive officers, directors or principal stockholders of SilverStream at a purchase price of $9.50 per share. The number of shares of Series D preferred stock issued to each such entity is set forth below. All outstanding shares of preferred stock were converted to common stock on the close of SilverStream's initial public offering on August 20, 1999 on a one-for-one basis.

                                                              SERIES D
                                                              PREFERRED
INVESTOR                                                        STOCK
--------                                                      ---------
David R. Skok...............................................    52,632
David A. Litwack............................................    52,632
Matrix IV Management Co., L.P.(1)...........................   134,210
North Bridge Venture Partners, L.P.(2)......................   105,263

---------------
(1) Composed of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. Matrix IV Management Co., L.P. is the general partner of each of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. Timothy Barrows, a director of SilverStream, is a general partner of Matrix IV Management Co., L.P.

(2) Richard A. D'Amore, a director of SilverStream, is a general partner of North Bridge Venture Management L.P., which is the general partner of North Bridge Venture Partners, L.P.

     SilverStream believes the sales of Series D preferred stock disclosed above were made on terms no less favorable to SilverStream than could have been obtained from unaffiliated third parties. SilverStream agreed to the material terms of the sales of the Series D preferred stock issuances set forth above after arms'-length negotiations with previously unaffiliated persons.

COMPARATIVE STOCK PERFORMANCE

     The graph set forth below compares the cumulative total stockholder return on SilverStream's common stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment and (B) the difference between SilverStream's share price at the end of the period and on August 17, 1999, the date of SilverStream's initial public offering, by (ii) the share price at August 17, 1999) for the period from August 17, 1999 through December 31, 1999 with the cumulative return over such period of (i) IBM, Microsoft, Sun Microsystems, Oracle, Allaire, BEA Systems and Bluestone Software (the "Peer Group Stock Index") and (ii) The NASDAQ Stock Market (U.S.) Index. The graph assumes the investment of $100 in SilverStream's common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

                                              SILVERSTREAM SOFTWARE, INC.       PEER GROUP INDEX           NASDAQ MARKET INDEX
                                              ---------------------------       ----------------           -------------------
8/17/03                                                  100.00                      100.00                      100.00
8/31/99                                                   95.63                      104.65                      100.00
9/30/99                                                   98.81                      105.63                      100.14
10/29/99                                                 165.48                      103.45                      107.89
11/30/99                                                 263.29                      110.21                      120.67
12/31/99                                                 377.78                      139.38                      147.53

                                       8/17/99   8/31/99   9/30/99   10/29/99   11/30/99   12/31/99
SilverStream Software, Inc...........  100.00     95.63     98.81     165.48     263.29     377.78
Peer Group Index.....................  100.00    104.65    105.63     103.45     110.21     139.38
NASDAQ Market Index..................  100.00    100.00    100.14     107.89     120.67     147.53

PROPOSAL 2 -- APPROVAL OF CONTINUANCE OF AND AMENDMENTS TO 1997 STOCK INCENTIVE
                                      PLAN

     In the opinion of the Board of Directors, the future success of SilverStream depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees. Under SilverStream's 1997 Stock Incentive Plan, SilverStream is currently authorized to grant options to purchase up to an aggregate of 3,500,000 shares of common stock to its officers, directors, employees, consultants and advisors. As of March 1, 2000, there were 139,450 shares available for future grant under the 1997 Stock Incentive Plan. Accordingly, the Board of Directors adopted, subject to stockholder approval, the following amendments to the 1997 Stock Incentive
Plan: (i) increasing the number of shares of common stock authorized for issuance under the 1997 Stock Incentive Plan from 3,500,000 shares to 6,000,000 shares,

(ii) providing that the exercise price of options granted shall not be less than 50% of the fair market value of the common stock, as determined by the Board at the time the option is granted, and (iii) providing that no option will be granted for a term in excess of ten years. The Board of Directors of SilverStream believe that the amendments to the 1997 Stock Incentive Plan are in the best interests of SilverStream and its stockholders and recommends that the stockholders vote FOR this proposal.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a deduction for compensation in excess of $1,000,000 paid by a public company to its chief executive officer and its four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. In particular, income recognized upon the exercise of stock options generally is not subject to this limitation if the options or awards were issued under a plan approved by stockholders that provides for, among other things, a limit to the number of shares that may be issued under the plan to any individual. In order for future options to be granted under the 1997 Stock Incentive Plan, as amended, to comply with Section 162(m) of the Code, the amendments to and the continuance of the 1997 Stock Incentive Plan, as amended, must be approved by the stockholders. If the stockholders do not vote to approve the amendments and to continue the 1997 Stock Incentive Plan, SilverStream will not grant any further options or make any further awards under the 1997 Stock Incentive Plan.

     The principal provisions of the 1997 Stock Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the 1997 Stock Incentive Plan, a copy of which is attached hereto as Appendix A.

DESCRIPTION OF AWARDS

     The 1997 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). Options may not be granted for a term in excess of ten years. The 1997 Stock Incentive Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to SilverStream of shares of common stock, by delivery to SilverStream of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of SilverStream to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Stock Incentive Plan, the Board has the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, directors, employees, consultants and advisors of SilverStream and any future subsidiaries are eligible to be granted Awards under the 1997 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Stock Incentive Plan may not exceed 250,000 shares per calendar year.

     As of March 1, 2000, approximately 374 people were eligible to receive Awards under the 1997 Stock Incentive Plan, including SilverStream's eight executive officers and three non-employee directors. The granting of Awards under the 1997 Stock Incentive Plan is discretionary, and SilverStream cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

ADMINISTRATION

     The 1997 Stock Incentive Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Stock Incentive Plan and to interpret the provisions of the 1997 Stock Incentive Plan. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Stock Incentive Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Stock Incentive Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable,
(ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     In the event of a merger or other acquisition event, the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide (i) that all unexercised options will become exercisable in full prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (ii) for cash payment in exchange for such options.

AMENDMENT OR TERMINATION

     No Award may be made under the 1997 Stock Incentive Plan after June 9, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Stock Incentive Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by SilverStream's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Stock Incentive Plan and with respect to the sale of common stock acquired under the 1997 Stock Incentive Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the Award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant's basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1997 Stock Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying common stock.

TAX CONSEQUENCES TO THE COMPANY

     The grant of an Award under the 1997 Stock Incentive Plan will have no tax consequences to SilverStream. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 1997 Stock Incentive Plan will have any tax consequences to SilverStream. SilverStream generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Stock Incentive Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of SilverStream for the year ending December 31, 2000. Ernst & Young LLP has audited the financial statements of SilverStream for each fiscal year since SilverStream's inception. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is necessary to appoint Ernst & Young LLP as SilverStream's independent auditors and the Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by SilverStream. In addition to solicitations by mail, SilverStream's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SilverStream will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by SilverStream no later than December 4, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     In addition, SilverStream's by-laws require that SilverStream be given advance notice of stockholder nominations for election to SilverStream's Board of Directors and of other business which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in SilverStream's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing and delivered to or mailed and received by the Secretary at SilverStream's principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced more than 20 days or delayed more than 70 days from such anniversary date, the required notice of stockholder nominations must be delivered or received not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of (i) the 70th day prior to the annual meeting and (ii) the 10th day following the day notice of the date of the annual meeting was mailed or publicly disclosed, whichever occurs first.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF THE COMPANY.

                                          By Order of the Board of Directors,

                                          DAVID A. LITWACK

                                          President and Chief Executive Officer

April 3, 2000

APPENDIX A -- AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

                                                                      APPENDIX A

                          SILVERSTREAM SOFTWARE, INC.

                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

1.  PURPOSE

     The purpose of this Amended Restated 1997 Stock Incentive Plan (the "Plan") of SilverStream Software, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.  ADMINISTRATION, DELEGATION

     a. Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  STOCK AVAILABLE FOR AWARDS

     a. Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 6,000,000 shares of Common Stock, $.001 par value per share of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b. Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 250,000 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

     a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     b. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     c. Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option certificate, provided, however, that the exercise price shall not be less than 50% of the fair market value of the Common Stock, as determined by the Board at the time the Option is granted.

     d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option certificate, provided, however, that no option will be granted for a term in excess of 10 years.

     e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise (including electronic notice) or by any other form of notice approved by the Board and by payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement or option certificate, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided
     (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     g. Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in other sections of this Section 5.

6.  RESTRICTED STOCK

     a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     a. Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted

Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     b. Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     c.  Acquisition Events

     (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

     (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock

Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

     (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     c. Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     e. Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     f. Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     g. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     h. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     a. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     b. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     c. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     d. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     e. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                     PROXY

                           SILVERSTREAM SOFTWARE, INC.
                        One Burlington Woods, Suite 200
                              Burlington, MA 01803

             Annual Meeting of Stockholders to be held May 2, 2000

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of SilverStream Software, Inc., a Delaware corporation, hereby appoints David R. Skok, David A. Litwack and Craig
A. Dynes, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the company that the undersigned is entitled to vote at SilverStream's 2000 Annual Meeting of Stockholders, to be held on Tuesday, May 2, 2000 at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts 02109, and at any adjournments or postponements thereof.

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.


-----------                                                          -----------
SEE REVERSE      PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED     SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

[X]      Please mark
         votes as in
         this example.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

A.  Election of Directors                                 2.  Approval the continuance of and      FOR       AGAINST       ABSTAIN
    NOMINEES: (01) David R. Skok and (02) Timothy             amendments to the Amended and
                                          Barrows             Restated 1997 Stock Incentive         [ ]         [ ]           [ ]
                                                              Plan.
             FOR                   WITHHELD

             [ ]                     [ ]                  3.  Ratify the appointment of Ernst &     FOR       AGAINST       ABSTAIN
                                                              Young LLP as independent
                                                              auditors.                             [ ]         [ ]           [ ]
    [ ]
       -------------------------------------------
   (INSTRUCTION: To withhold authority to vote for        MARK HERE IF YOU PLAN TO ATTEND THE MEETING                         [ ]
    any individual nominee, write that nominee's name
    in the space provided above.)                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]



                                                          The signature on this proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title.


                                                          VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.

                                                          PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE
                                                          ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.


Signature: __________________________ Date: ________________________Signature: __________________________ Date: ___________________
